Mission-Auour Fund N-CSRS

Exhibit 99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the "Trust"), hereby certifies, to the best of his or her knowledge, that the Trust's Report on Form N-CSR for the period ended June 30, 2019  (the "Report") fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Trust.

Dated:	September 9, 2019

By:	/s/ Karen Shupe
Name:	Karen Shupe
Title:	Treasurer and Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.

 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the "Trust"), hereby certifies, to the best of his or her knowledge, that the Trust's Report on Form N-CSR for the period ended June 30, 2019 (the "Report") fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Trust.

Dated:	September 9, 2019

By:	/s/ Ann MacDonald
Name:	Ann MacDonald
Title:	Assistant Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.